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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

     The undersigned, Timothy C. O'Brien, hereby constitutes and appoints Marc Sherman and Edward L. Cummings, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign his name, in his capacity as a director of Intellesale.com, Inc. (the "Company"), to any amendments (including post-effective amendments) and supplements to Registration Statement No. 333-87043 of the Company, and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agents, or their substitutes may lawfully do or cause to be done under this power of attorney.


Dated: November 9, 1999                               /s/ Timothy C. O'Brien
                                                  ------------------------------
                                                         Timothy C. O'Brien